Exhibit 99.1

OpenTable, Inc. Announces Third Quarter Financial Results

-- Increases Revenue by 40% over Q3 2010 to $34.4 Million --

-- Grows Installed Restaurants by 57% and Seated Diners by 48% over Q3 2010 --

-- Achieves EPS of $0.17 and Non-GAAP EPS of $0.30 --

SAN FRANCISCO, Nov. 1, 2011 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the third quarter ended September 30, 2011.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO)

OpenTable reported consolidated net revenues for Q3 2011 of $34.4 million, a 40% increase over Q3 2010. Consolidated net income for Q3 2011 was $4.1 million, or $0.17 per diluted share. Non-GAAP consolidated net income for Q3 2011, which excludes tax-affected stock-based compensation expense and tax-affected amortization of acquired intangibles, was $7.4 million, or $0.30 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations. International operations include the operating results of toptable.com, an acquisition which closed on October 1, 2010.

North America Results

  Installed restaurant base as of September 30, 2011, totaled 16,237, a 25% increase over September 30, 2010.
  Seated diners totaled 21.8 million, a 42% increase over Q3 2010.
  Revenues totaled $29.1 million, a 26% increase over Q3 2010.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation) totaled $13.6 million, or 47% of North America revenues, a 33% increase over Q3 2010.

International Results

  Installed restaurant base as of September 30, 2011, totaled 7,629, a 243% increase over September 30, 2010.
  Seated diners totaled 1.8 million, a 233% increase over Q3 2010.
  Revenues totaled $5.3 million, a 254% increase over Q3 2010.
  Non-GAAP adjusted EBITDA totaled a loss of $0.7 million compared to a loss of $1.2 million in Q3 2010.
  In Q3 2011, toptable.com contributed approximately 665,000 seated diners, $2.9 million of revenue and loss of approximately $0.1 million of non-GAAP adjusted EBITDA to the Company’s results.

“Our business continued to demonstrate strong momentum in the third quarter,” said Matt Roberts, President and CEO of OpenTable. “In particular, we’re pleased with the progress we made in our International segment.”

Q3 2011 Consolidated Financial and Operating Summary

  Installed restaurant base as of September 30, 2011, totaled 23,866, a 57% increase over September 30, 2010.
  Seated diners totaled 23.6 million, a 48% increase over Q3 2010.
  Total revenues were $34.4 million in Q3 2011, up 40% over Q3 2010 revenues of $24.5 million.
    Subscription revenues were $12.9 million in Q3 2011, up 17% over Q3 2010 revenues of $11.0 million.  Subscription revenues increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Reservation revenues were $18.0 million in Q3 2011, up 58% over Q3 2010 revenues of $11.4 million.  Reservation revenues primarily increased as a result of the increase in seated diners.  In Q3 2011, toptable.com contributed $2.0 million to reservation revenues.
    Installation and other revenues were $3.4 million in Q3 2011, up 60% over Q3 2010 revenues of $2.1 million.  The increase is primarily the result of an increase in revenue from other product offerings, including advertising sales, web service licensing and third-party restaurant coupon sales.  In Q3 2011, toptable.com contributed $0.9 million to installation and other revenues.

  Total operating expenses were $28.5 million in Q3 2011, up 43% over Q3 2010 operating expenses of $20.0 million.  The increase was primarily driven by a 51% increase in headcount including those from the acquisition of toptable.com, the addition of other toptable.com expenses, an increase in amortization of acquired intangibles, and an increase in stock-based compensation.

  Total operating income was $5.8 million in Q3 2011 compared to $4.6 million in Q3 2010.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, amortization of acquired intangibles and acquisition-related expenses was $10.8 million in Q3 2011 compared to $7.4 million in Q3 2010.

  The Q3 2011 GAAP income tax expense was $1.8 million, or a 30% tax rate.

  Consolidated net income was $4.1 million, or $0.17 per diluted share, in Q3 2011 compared to $3.8 million, or $0.16 per diluted share, in Q3 2010.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected amortization of acquired intangibles and tax-affected acquisition-related expenses, was $7.4 million, or $0.30 per diluted share, in Q3 2011 compared to $5.7 million, or $0.23 per diluted share, in Q3 2010.

  As of September 30, 2011, OpenTable had cash and cash equivalents and short-term investments of $79.9 million.

“The third quarter highlights continued growth in our core operating and financial metrics,” said Duncan Robertson, CFO of OpenTable. “The business continues to deliver solid operating margins and cash flows even as we invest for long-term growth.”

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through November 30, 2011, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company’s financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses. Within the Company’s reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company’s business operations. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company’s revenues primarily include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations. The financial results and other information in this press release reflect the acquisition of toptable.com, as applicable.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company’s business; the Company’s ability to maintain an adequate rate of growth; the Company’s ability to effectively manage its growth; the Company’s ability to attract new restaurant customers; the Company’s ability to increase the number of visitors to its website and convert those visitors into diners; the Company’s ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company’s reputation; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 20,000 restaurant customers, and, since its inception in 1998, has seated more than 250 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the United Kingdom. OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the United Kingdom.

OpenTable, OpenTable.com, OpenTable logos, toptable.com and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 58,890,000	$ 33,444,000
Short-term investments	21,021,000	9,080,000
Accounts receivable, net	15,216,000	13,292,000
Prepaid expenses and other current assets	3,534,000	2,919,000
Deferred tax asset	7,896,000	7,882,000
Restricted cash	-	167,000

Total current assets	106,557,000	66,784,000

Property, equipment and software, net	15,566,000	14,612,000
Goodwill	42,732,000	42,347,000
Intangibles, net	17,545,000	20,248,000
Deferred tax asset	5,377,000	5,539,000
Other assets	862,000	366,000

TOTAL ASSETS	$ 188,639,000	$ 149,896,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 6,987,000	$ 7,666,000
Accrued compensation	4,541,000	4,189,000
Deferred revenue	2,000,000	1,852,000
Dining rewards payable	19,363,000	15,398,000
Total current liabilities	32,891,000	29,105,000

Deferred revenue — non-current	2,343,000	2,802,000
Deferred tax liability	4,630,000	5,644,000
Income tax liability	12,758,000	8,577,000
Other long-term liabilities	444,000	1,623,000

Total liabilities	53,066,000	47,751,000

STOCKHOLDERS’ EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	161,749,000	143,292,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive income (loss)	(900,000)	(1,305,000)
Accumulated deficit	(24,631,000)	(39,197,000)

Total stockholders’ equity	135,573,000	102,145,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 188,639,000	$ 149,896,000

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)

REVENUES	$ 34,356	$ 24,520	$ 102,353	$ 68,224

COSTS AND EXPENSES:
Operations and support (1)	9,916	6,769	29,074	19,095
Sales and marketing (1)	7,477	5,185	21,692	14,971
Technology (1)	3,748	2,967	11,326	8,707
General and administrative (1)	7,407	5,045	18,417	12,947

Total costs and expenses	28,548	19,966	80,509	55,720

Income from operations	5,808	4,554	21,844	12,504
Other income, net	23	67	68	209

Income before taxes	5,831	4,621	21,912	12,713
Income tax expense	1,775	786	7,346	3,770

NET INCOME	$ 4,056	$ 3,835	$ 14,566	$ 8,943

Net income per share:
Basic	$ 0.17	$ 0.17	$ 0.62	$ 0.39
Diluted	$ 0.17	$ 0.16	$ 0.59	$ 0.37

Weighted average shares outstanding:
Basic	23,695	22,706	23,530	22,471
Diluted	24,488	24,102	24,545	23,866

(1) Stock-based compensation included in above line items:
Operations and support	$ 431	$ 229	$ 1,289	$ 648
Sales and marketing	571	494	1,574	1,359
Technology	431	416	1,319	1,059
General and administrative	2,536	888	4,627	2,295
	$ 3,969	$ 2,027	$ 8,809	$ 5,361

Other Operational Data:
Installed restaurants (at period end):
North America	16,237	13,025	16,237	13,025
International	7,629	2,221	7,629	2,221
Total	23,866	15,246	23,866	15,246

Seated diners (in thousands):
North America	21,818	15,368	64,884	44,591
International	1,768	531	4,939	1,403
Total	23,586	15,899	69,823	45,994

Headcount (at period end):
North America	403	302	403	302
International	165	74	165	74
Total	568	376	568	376

Additional Financial Data:
Revenues:
North America
Subscription	$ 11,406	$ 9,868	$ 33,117	$ 28,409
Reservation	15,154	11,059	45,690	31,325
Installation and other	2,521	2,101	8,290	4,474
Total North America Revenues	$ 29,081	$ 23,028	$ 87,097	$ 64,208
International
Subscription	$ 1,531	$ 1,146	$ 4,400	$ 3,118
Reservation	2,861	323	8,228	825
Installation and other	883	23	2,628	73
Total International Revenues	5,275	1,492	15,256	4,016
Total Revenues	$ 34,356	$ 24,520	$ 102,353	$ 68,224

Income (loss) from operations:
North America	$ 8,532	$ 6,646	$ 30,857	$ 17,592
International	(2,724)	(2,092)	(9,013)	(5,088)
Total	$ 5,808	$ 4,554	$ 21,844	$ 12,504

Depreciation and amortization:
North America	$ 1,726	$ 1,546	$ 5,162	$ 4,444
International	1,321	163	3,666	436
Total	$ 3,047	$ 1,709	$ 8,828	$ 4,880

Stock-based compensation:
North America	$ 3,295	$ 1,932	$ 6,176	$ 5,100
International	674	95	2,633	261
Total	$ 3,969	$ 2,027	$ 8,809	$ 5,361

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 4,056	$ 3,835	$ 14,566	$ 8,943
Add back: stock-based compensation expense	3,969	2,027	8,809	5,361
Income tax effect of stock-based compensation	(1,403)	(922)	(3,321)	(2,375)
Add back: acquisition related expenses	-	710	-	710
Income tax effect of acquisition related expenses	-	(36)	-	(36)
Add back: amortization of acquired intangibles	993	79	2,986	227
Income tax effect of amortization of intangibles	(264)	(32)	(822)	(91)

NON-GAAP CONSOLIDATED NET INCOME	$ 7,351	$ 5,661	$ 22,218	$ 12,739

Non-GAAP diluted net income per share	$ 0.30	$ 0.23	$ 0.91	$ 0.53

Weighted average diluted shares outstanding	24,488	24,102	24,545	23,866

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 5,808	$ 4,554	$ 21,844	$ 12,504
Add back: stock-based compensation expense	3,969	2,027	8,809	5,361
Add back: acquisition related expenses	-	710	-	710
Add back: amortization of acquired intangibles	993	79	2,986	227

NON-GAAP CONSOLIDATED OPERATING INCOME	$ 10,770	$ 7,370	$ 33,639	$ 18,802

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 8,532	$ 6,646	$ 30,857	$ 17,592

Adjustments:
Stock-based compensation expense	3,295	1,932	6,176	5,100
Acquisition related expenses	-	91	-	91
Amortization of acquired intangibles	87	79	263	227
Depreciation and other amortization expense	1,639	1,467	4,899	4,217

North America Adjusted EBITDA	$ 13,553	$ 10,215	$ 42,195	$ 27,227

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (2,724)	$ (2,092)	$ (9,013)	$ (5,088)

Adjustments:
Stock-based compensation expense	674	95	2,633	261
Acquisition related expenses	-	619	-	619
Amortization of acquired intangibles	906	-	2,723	-
Depreciation and other amortization expense	415	163	943	436

International Adjusted EBITDA	$ (729)	$ (1,215)	$ (2,714)	$ (3,772)

CONTACT: Investor Relations: +1-415-344-6520, investors@opentable.com, or Media Relations, +1-415-344-4275, pr@opentable.com